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AGREEMENT FOR TAX APPEAL SERVICES

         This Agreement for Tax Appeal Services ("Agreement") is made on this _____ day of ___________, 199_____, by and between CARDINAL REALTY SERVICES, INC. ("Cardinal") and ________________________________________________
("Owner").

          1. DEFINITIONS: For the purposes of this Agreement, the following terms shall have the meanings as hereinafter set forth:

          (a)  Property:   the   real   property   located   in  the   City   of
               ___________________,  County  of  _______________  and  State  of
               ______________, being Tax Parcel No.___________.
          (b) Tax Appeal Services: those services described in Section 3 of this Agreement.
          (c) Fees: Twenty-five Percent (25%) of the following amounts: (i) the difference between the annual real estate taxes for the property for the year 199____ and the first year after the reduction obtained as a result of the performance by Cardinal of the tax appeal services and (ii) any refund of previously paid real estate taxes, including any interest or penalties, obtained as a result of the performance by Cardinal of the tax appeal services.
          (d) Expenses: all amounts paid by Cardinal in connection with the performance of tax appeal services including, without limitation, filing fees, postage copying, overnight delivery charges, reasonable amounts for travel outside the Greater Columbus Metropolitan area, and appraisals or other professional services performed by any personnel which are not employed on a full-time basis by Cardinal.

          2. ENGAGEMENT: The Owner hereby agrees to engage, and hereby does engage, Cardinal for the purpose of providing tax appeal services and to pay Cardinal the fees and expenses pursuant to the terms and conditions specified herein.

          3. SERVICES: Cardinal agrees to provide the following services in connection with the real estate taxes of the property:

          (a) an analysis of the real estate taxes as they relate to the valuation of the property as assessed by the appropriate governmental authority and the amount of the real estate taxes levied thereby;
          (b) a recommendation to the Owner of the advisability of filing an appeal of the assessed valuation of the property or the amount of the taxes as they may relate thereto;
          (c) the filing and prosecution of an appeal with the appropriate governmental authority seeking a reduction of the amount of the real estate taxes;
          (d) completion and signature of any forms or other documents in connection with the performance of any of the services enumerated herein;
          (e) the retention of any professional real estate appraisers or other professional whose services are required in order to file an appeal for a reduction of the real estate taxes;
          (f)  negotiating  any  settlement  of any appeal  relating to the real


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               estate taxes with the appropriate  governmental authority subject to the terms set forth in this Agreement; and
          (g) any other services reasonably required in connection with any of the foregoing to obtain a reduction in the amount of real estate taxes levied against the property.

          4. APPOINTMENT OF AGENT: Owner does hereby appoint Cardinal as its sole and exclusive agent and attorney-in-fact for the performance of the tax appeal services and authorizes Cardinal to execute, on its behalf, all forms or other legal documents which are reasonably required in the rendering of the tax appeal services. Owner authorizes Cardinal to enter upon the property for the purpose of making any physical inspection as may be deemed necessary by Cardinal. Owner agrees to permit Cardinal access to any records maintained by the Owner which relate to the real estate taxes or the valuation of the property.

          5. DECISION TO APPEAL OR SETTLE: The Owner shall retain all rights relating to the decision to appeal the assessed valuation of the property or the amount of the real estate taxes. In the event an appeal is not undertaken, whether pursuant to a recommendation by Cardinal or by the decision of the Owner, Owner agrees to pay the fee as specified above. The Owner shall also retain all rights to accept any settlement of any appeal, or of any offer to settle without any appeal, which may be obtained by Cardinal in connection with its performance hereunder.

          6. PAYMENTS:  Payment of fees and expenses shall be made within thirty
(30) days of the date of billing. The Owner shall be liable for all fees and expenses due hereunder regardless of any transfer of the property, or any part thereof, prior to the final determination of any appeal seeking a reduction in the real estate taxes of the property.

          7. MISCELLANEOUS: Nothing herein shall be construed as a guaranty or warranty, either express of implied, by Cardinal as to any specific result from Cardinal's performance hereunder. Notwithstanding the foregoing, Cardinal agrees to use its best efforts to effect the most favorable outcome for the Owner in the rendering of the taxes appeal services. In the event any of the tax appeal services performed by Cardinal shall be adjudged, by the highest court of the state where the property is situated, to be an unauthorized practice of law, this Agreement shall be reformed to delete therefrom any part which has been so adjudged. The fees shall be reduced by an amount equal to the applicable hourly rate for the portion of the tax appeal services performed by Cardinal which have been adjudged to be an authorized practice of law.

          IN WITNESS WHEREOF, this Agreement has been made by the parties hereto as of the date first above written.

CARDINAL REALTY SERVICES, INC.                              OWNER

BY:________________________________         ____________________________________
                                                            (NAME)

ITS:________________________________        BY: ________________________________